Exhibit 99.1

SYSCO-US FOODS MERGER REGULATORY REVIEW REMAINS ON TRACK

Houston, June 16, 2014 – Sysco Corporation (NYSE:SYY) issued the following statement in response to a recent report containing unfounded, inaccurate and irresponsible rumors regarding the status of the Federal Trade Commission’s review of the proposed Sysco-US Foods merger.

Bill DeLaney, Sysco president and chief executive officer, said: “In light of this recent misleading report, it’s important to convey that Sysco continues to cooperate closely with the Federal Trade Commission in its review of the proposed merger of Sysco and US Foods. We are engaged in a productive dialogue with the FTC, and the review is proceeding as expected. We continue to believe that the Commission, once it finishes its investigation, will conclude that our industry is — and will continue to be — fiercely competitive. Our proposed merger will benefit customers and help us become more efficient in this rapidly evolving marketplace.”

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 193 distribution facilities serving approximately 425,000 customers. For Fiscal Year 2013 that ended June 29, 2013, the company generated sales of more than $44 billion. For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at www.twitter.com/Sysco. For important news regarding Sysco, visit the Investor Relations portion of the company’s Internet home page at www.sysco.com/investors, follow us at www.twitter.com/SyscoStock and download the Sysco IR App, available on the iTunes App Store and the Google Play Market. In addition, investors should also continue to review our press releases and filings with the Securities and Exchange Commission. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Cautionary Statement Regarding Forward-Looking Statements

Information included in this press release (including information included or incorporated by reference in this press release) that look forward in time or that express beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed merger, the timing of consummation of the proposed merger, and the ability of the parties to secure stockholder and regulatory approvals in a timely manner or on the terms desired or anticipated. For a discussion of additional factors impacting Sysco’s business, see Sysco’s Annual Report on Form 10-K for the year ended June 29, 2013, as filed with the Securities and Exchange Commission, and the Company’s subsequent filings with the SEC. For a discussion of additional factors impacting US Foods’ business, see US Foods’ filings with the SEC. Neither Sysco nor US Foods undertakes to update or revise any forward-looking statements, based on new information or otherwise.

Additional Information for USF Stockholders

In connection with the proposed transaction, Sysco has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a preliminary consent solicitation statement of USF that also constitutes a prospectus of Sysco. The Registration Statement has not yet become effective. Sysco also plans to file other relevant materials with the SEC. Stockholders of USF are urged to read the preliminary consent solicitation statement/prospectus contained in the Registration Statement and other relevant materials that will be filed with the SEC carefully and in their entirety when they become available, because these materials will contain important information. The preliminary consent solicitation statement/prospectus, Registration Statement and other relevant materials, including any documents incorporated by reference therein, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from Sysco at www.sysco.com/investors or by emailing investor_relations@corp.sysco.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Sysco with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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